As filed with the Securities and Exchange Commission on July 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

IMPINJ, INC.

(Exact name of registrant as specified in its charter)

Delaware	3577	91-2041398
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(206) 517-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Diorio, Ph.D.

Chief Executive Officer

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(206) 517-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Michael Nordtvedt Jeana S. Kim Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500	Yukio Morikubo General Counsel Impinj, Inc. 400 Fairview Avenue North, Suite 1200 Seattle, Washington 98109 (206) 517-5300	Jeffrey R. Vetter James D. Evans Ran D. Ben-Tzur Fenwick & West LLP 1191 Second Avenue, 10th Floor Seattle, Washington 98101 (206) 389-4510

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-211779

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	230,000	$14.00	$3,220,000	$325

(1)	Represents only the additional number of shares being registered and includes an additional 30,000 shares issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities, the offer and sale of which the registrant previously registered on a Registration Statement on Form S-1 (File No. 333-211779), as amended (the “Earlier Registration Statement”).
(2)	The registrant previously registered securities on the Earlier Registration Statement, which was declared effective by the Securities and Exchange Commission on July 20, 2016. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $3,220,000 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Impinj, Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-211779), which we originally filed on June 2, 2016, or the Earlier Registration Statement, and which the SEC declared effective on July 20, 2016.

We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.001 per share, offered by us by 230,000 shares, 30,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. The additional shares of common stock that are being registered for issuance and sale pursuant to this registration statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Earlier Registration Statement. The information set forth in the Earlier Registration Statement is incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 20, 2016.

IMPINJ, INC.

By:	/s/ Chris Diorio
Chris Diorio, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ Chris Diorio Chris Diorio, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2016

/s/ Evan Fein Evan Fein	Chief Financial Officer (Principal Accounting and Financial Officer)	July 20, 2016

* Peter van Oppen	Director	July 20, 2016

* Tom A. Alberg	Director	July 20, 2016

* Clinton Bybee	Director	July 20, 2016

* Gregory Sessler	Director	July 20, 2016

* Theresa Wise	Director	July 20, 2016

*By:	/s/ Chris Diorio
Chris Diorio, Ph.D.
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1(1)*	Power of Attorney.

(1)*	Previously filed on page II-4 of the Registrant’s Earlier Registration Statement and incorporated by reference herein.